SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits (a) Not applicable (b) Not applicable (c) Exhibits
99.1 $2,900,000,000 Amended and Restated Senior Secured Credit Facilities
Summary of Principal Terms and Conditions
Item 9.	Regulation FD Disclosure

On April 29, 2003, Allied Waste Industries, Inc. issued a press release announcing the completion and funding of its credit facility refinancing. Attached as exhibit 99.1 is a summary of the principal terms and conditions of the $2.9 billion Amended and Restated Senior Secured Credit Facility.

Contact:	Michael Burnett Vice President, Investor Relations 480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE ANNOUNCES COMPLETION AND FUNDING
OF CREDIT FACILITY REFINANCING

Scottsdale, AZ – April 29, 2003 – Allied Waste Industries, Inc. (NYSE: AW) today announced that it has completed the refinancing and funding of its credit facility. The new credit facility includes a $1.5 billion revolver and a $1.2 billion term loan. The revolver is priced at LIBOR plus 300 basis points and the term loan is priced at LIBOR plus 325 basis points, both with grid-based pricing improvements based on decreases in the company’s leverage ratio.

The refinancing of the existing credit facility was the final piece of the multifaceted financing plan announced on March 27, 2003 which included the issuance of $450 million of senior notes, $345 million of mandatory convertible preferred stock, $100 million of common stock and $150 million of accounts receivable securitization.

Additional terms of the new credit facility include the following:

•	Maturities - Maturity of the revolver was extended from 2005 to 2008 and the new term loan has extended amounts maturing in 2004 through 2007 to 2010, decreasing maturities over the next five years by over $2 billion.

•	Liquidity - Revolver capacity was increased from $1.3 billion to $1.5 billion and a $200 million institutional letter of credit facility was added, increasing available liquidity for the company by approximately $400 million.

•	Covenants - Financial covenants are consistent with those in the previous credit facility and include an Interest Coverage Covenant (EBITDA* / Interest) and a Leverage Covenant (Debt / EBITDA*). The minimum and maximum thresholds under these covenants improved to the following:

Interest Coverage Minimum Threshold:

From the	Through the
Quarter Ending	Quarter Ending	EBITDA*/Interest

March 31, 2003	September 30, 2003	1.90x
December 31, 2003	September 30, 2004	2.00x
December 31, 2004	June 30, 2005	2.15x
September 30, 2005	June 30, 2006	2.25x
September 30, 2006	March 31, 2007	2.50x
June 30, 2007	September 30, 2007	2.75x
December 31, 2007	Thereafter	3.00x

Leverage Maximum Threshold:

From the	Through the
Quarter Ending	Quarter Ending	Total Debt/EBITDA*

March 31, 2003	September 30, 2003	5.75x
December 31, 2003	September 30, 2004	5.50x
December 31, 2004	September 30, 2005	4.75x
December 31, 2005	September 30, 2006	4.50x
December 31, 2006	September 30, 2007	4.00x
December 31, 2007	Thereafter	3.50x

The covenants as calculated under the new credit facility, based on company projections, should give the company about $200 million of EBITDA* cushion on its most restrictive covenant over the life of the credit facility.

•	The company has the ability to pay up to $75 million of cash dividends on the Series A Preferred Stock if the Leverage Ratio remains in excess of 4.0 to 1.0 after July 30, 2004. This mitigates the risk of a potential increase in the dividend rate if dividends are not paid in cash.

•	The company has the ability to establish an incremental term loan in an amount up to $250 million and an additional institutional letter of credit facility in an amount up to $500 million to further enhance its liquidity. The company currently has no plans or need to utilize this backup capacity.

•	The company has increased flexibility to accelerate certain bond maturities with free cash flow should it be financially attractive to do so.

“We are pleased with the successful completion of the refinancing of the credit facility, which was the final piece of a multifaceted financing plan,” said Tom Ryan, Executive Vice President and CFO of Allied Waste. “With the improvements in debt maturities, liquidity, and covenants, and given the strong, supportable cash flow of this business, we have addressed substantial aspects of the perceived leverage risk at Allied Waste.”

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of March 31, 2003, the Company operated 340 collection companies, 174 transfer stations, 171 active landfills and 67 recycling facilities in 39 states.

*EBITDA used for debt covenant calculations is determined as defined in the credit facility agreement. The Company does not use this calculation of EBITDA as a measure of financial performance or as a gauge of liquidity. This information is being provided for disclosure regarding the terms of our new credit facility.

Safe Harbor for Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward looking statements in this press release include, among others, statements regarding: (a) our expectation that the covenants under the credit facility will provide additional latitude and EBITDA*

cushion; (b) our ability to make cash dividends; and (c) our ability to establish an incremental term loan and an additional institutional letter of credit facility.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) continuing weakness in the U.S. economy in 2003 may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and its market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unable to increase prices; (4) a change in interest rates or a reduction in the Company’s cash flow could impair our ability to service and reduce its debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for acquisitions in 2003 or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of a member of senior management; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; and (16) potential increases in commodity and fuel prices may make it more expensive to operate our business.

Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied’s Form 10-K for the year ended December 31, 2002. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.
By:	/s/ THOMAS W. RYAN

Thomas W. Ryan Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: April 29, 2003

Exhibit Index

99.1 $2,900,000,000 Amended and Restated Senior Secured Credit Facilities
      Summary of Principal Terms and Conditions

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